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[LINCOLN FINANCIAL GROUP LOGO]       PART II - LINCOLN                                The Lincoln National Life Insurance Company
                                     LIFE INSURANCE APPLICATION                       Administrator Mailing Address:
                                     CORPORATE SPECIALTY MARKETS                      350 Church St.
                                     CORPORATE OWNER                                  Hartford, CT 06103-1106

SECTION 1: INSURED INFORMATION
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PROPOSED INSURED (First, Middle Initial, Last)                                  Place of Birth                Country of Citizenship

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Date of Birth (Mo-Day-Yr)         Social Security Number         Sex (CIRCLE)   Current
       /        /                        -      -                 M    F        Height ______ft ______in        Weight ______ lb.
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Residence Address (No., Street) PO Box City, State, ZIP

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IF YOU ANSWER NO TO QUESTION 1, OR YES TO QUESTIONS 3-7, EXPLAIN IN THE SPACE PROVIDED.                               YES        NO
1.   Have you been actively at work daily on a full-time basis (35 hours/week) performing all duties of your regular occupation, at customary place of employment for the past 3 months? (Disregard vacation
     days, normal non-working days and absences that total less than 4 consecutive days.)                             |_|        |_|
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2. Have you used any tobacco products in the past 12 months? IF YES, HOW MUCH AND DATE LAST USED:
|_| Cigarettes _____________________    |_| Cigars _____________________________                                      |_|        |_|
|_| Pipe ___________________________    |_| Smokeless tobacco  _________________
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SECTION 2: MEDICAL & RELATED INFORMATION
3.   Have you within the past 2 years: IF "YES", COMPLETE THE AVIATION AND/OR AVOCATION QUESTIONNAIRE.                YES        NO
     a.   Flown or plan to fly as a pilot, student pilot or crew member or intend to do so?                           |_|        |_|
     b.   Engaged in scuba diving, vehicle racing, parachute jumping or any form of motorcycling, or any
          other hazardous sport or hobby?                                                                             |_|        |_|
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4.   Within the last five years have you ever used:
     a.   Hallucinogenic or narcotic drugs not prescribed by a doctor?                                                |_|        |_|
     b.   Alcoholic beverages? If yes, give amount and frequency.                                                     |_|        |_|
     c.   Had or been advised to have medical treatment or counseling from a commonly recognized
          practitioner or organization for alcohol or drug use?                                                       |_|        |_|
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5.   Have you, within the last 10 years:
     a.   Been diagnosed or treated for Acquired Immune Deficiency Syndrome (AIDS), or AIDS-Related
          Complex (ARC)?                                                                                              |_|        |_|
     b.   Been diagnosed or treated for immune deficiency (other than AIDS), anemia or other blood
          disorder (other than for HIV)?                                                                              |_|        |_|
     c.   Had recurrent fever, fatigue or unexplained weight loss?                                                    |_|        |_|
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6.   Other than the above, have you ever been diagnosed or treated for:
     a.   Chest pain, high blood pressure, stroke, or disease of the heart, blood vessels, or lungs;                  |_|        |_|
     b.   Diabetes, mental or emotional disorder; disease of the brain or nervous system, convulsions;                |_|        |_|
     c.    Cancer; tumor; disease of the stomach, intestines, liver or kidneys?                                       |_|        |_|
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7.   Have you in the last five years, had a checkup, consultation, illness, injury, or diagnostic test or been advised to have any diagnostic test, hospitalization or surgery by any licensed physician, practitioner
     or health facility?                                                                                              |_|        |_|
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EXPLANATIONS
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Number, nature and severity of condition, frequency of attacks, treatments received, medication, dates, name, address &
phone number of medical attendants and hospitals
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QUES.                                                                    DETAILS

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Name & Address of physician last seen

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Date and reason last consulted

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Name & Address of primary care physician

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Date and reason last consulted

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THE SIGNATURES BELOW REPRESENT THE FOLLOWING:

Any person who, knowingly presents a false or fraudulent claim for payments of a loss or benefit or knowingly presents false information in an application for insurance may be guilty of a crime and may be subject to fines and confinement in prison.

The answers above are true and complete to the best of my knowledge and belief.

I agree that coverage can take effect only if the proposed insured is alive, and all answers in this application material to the risk are still true and complete when the policy is delivered and the entire first premium is paid.

I agree to advise the Company or producer in writing of any known or suspected changes in the health of the proposed insured, or of any changes to any answers on this application, prior to delivery of this policy. I acknowledge that the Company has an insurable interest in my life and I further acknowledge that the Policies will be used to informally fund benefit obligations. I understand and agree that the Company will be the sole owner and beneficiary of the Policies and that neither I, my estate nor any beneficiary
I may designate shall have any interest in the Policies or a right to the proceeds thereof. I understand that the Policies are being acquired by the Company for its own benefit in connection with informally funding Company benefit liabilities.

I understand that, in order to informally fund benefit obligations, the Company may need to increase the amount of insurance under existing Policies on my life from time to time. I hereby authorize the Company to affect such an increase or increases without providing any further notice to me. I also consent to and authorize the Company to continue to be the owner and beneficiary of the
Policies indefinitely, including after my employment with Company terminates, whenever and for whatever reason this may occur.

                                                AUTHORIZATION TO RELEASE INFORMATION

TO: any licensed physician, medical practitioner, hospital, clinic or medically related facility, insurance company, consumer reporting agency, MIB, Inc. and the insurance producer through whom application is being made.

On behalf of myself, I authorize you to release to Lincoln Life, or its representatives, for purposes of determining eligibility for life or health insurance coverage or claims for benefits:

     any information or records concerning the mental and physical history, condition and treatment, general character, habits, reputation, mode of living, occupation, income, financial status, aviation activities and hazardous hobbies of any person to be insured. This authorization is valid until 2 years after the effective date of any contract issued in connection with this authorization.

I authorize Lincoln Life to obtain an investigative consumer report. These reports usually include an interview with the person to be insured. However I understand that I am entitled to be interviewed by any consumer reporting agency which may be asked to prepare such a report as long as I can reasonably be contacted during normal business hours.

I have received Lincoln Life's Underwriting Notice, which includes the MIB, Inc., and Fair Credit Reporting Act Notices. I
understand that information pertaining to me will not be disclosed without my authorization except as described under "Disclosure of
Information to Others" in the accompanying Underwriting Notice, or as otherwise permitted or required by law.

I understand that the information released under this authorization will be used for purposes of determining eligibility for life or claims for benefits, and I authorize Lincoln Life to redisclose the information for those purposes to MIB, Inc., to any reinsurer, and to other life insurance companies with whom I have or may apply for coverage or to whom a claim for benefits may be submitted.

A photocopy of this authorization shall be as valid as the original. I understand that upon request I may receive a copy of this authorization.

Signed at (City & State) __________________________________________ on (Date) _____________________

Signature:_________________________________________________________
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